SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                               LINC Capital, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    0-11(a)(2) and identify the filing  for  which the  offsetting  fee was paid previously. Identify the previous filing by registration  statement  number,
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



                               LINC CAPITAL, INC.
                              303 East Wacker Drive
                                   Suite 1000
                             Chicago, Illinois 60601


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of LINC Capital, Inc. (the "Company") will be held on Wednesday, May 26, 1999, at 10:00 a.m. (C.D.T.), at the Swissotel, 323 East Wacker Drive, Chicago, Illinois 60601 for the purpose of considering and acting upon the following:

     (1)  To elect six directors.

     (2)  To approve an amendment to the Company's 1997 Stock Incentive Plan.

     (3) To approve an amendment to the Company's Non-Employee Director Stock Option Plan.

     (4) To ratify the appointment of KMPG LLP as the Company's independent auditors for the year ending December 31, 1999.

     (5) To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed April 23, 1999, at the close of business, as the record date for the determination of shareholders entitled to vote at the meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A copy of the list of shareholders entitled to vote at this meeting will be available for examination by any shareholder of record for any purpose germane to the meeting during normal business hours at the Company's offices, 303 East Wacker Drive, Suite 1000, Chicago, Illinois 60601, during the period preceding this meeting. A copy of the Company's Annual Report to Shareholders for 1998 and the Company's Annual Report on Form 10-K for 1998 is being concurrently mailed to each person on such list.

         Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.


                                              By Order of the Board of Directors

                                                   /s/ Martin E. Zimmerman
                                                      Martin E. Zimmerman
                                                   Chairman of the Board and
                                                    Chief Executive Officer

April 28, 1999

     YOU  ARE URGED TO DATE AND SIGN THE ENCLOSED  PROXY AND RETURN IT PROMPTLY.
                                   THANK YOU.

                               LINC CAPITAL, INC.
                              303 East Wacker Drive
                                   Suite 1000
                             Chicago, Illinois 60601

                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of LINC Capital, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders (hereinafter, the "Annual Meeting") to be held on May 26, 1999 and any adjournment thereof. As used in this proxy statement, unless the context otherwise requires, the term "Company" refers to LINC Capital, Inc. and all of its subsidiaries and its and their respective predecessors and subsidiaries. Proxies in the accompanying form, properly executed and received by the Secretary prior to the meeting and not revoked, will be voted FOR the election of directors as set forth herein (unless otherwise designated) and FOR the amendment to the Company's 1997 Stock Incentive Plan, FOR the amendment to the Company's Non-Employee Director Stock Option Plan and FOR the ratification of the appointment of KMPG LLP as independent auditors for the year ending December 31, 1999. Any proxy may be revoked at any time before it is exercised by giving notice to the Company prior to or at the Annual Meeting. The approximate date of mailing of this Proxy Statement is April 30, 1999.

     Only holders of Common Stock, par value $.001 per share, of the Company (hereinafter, the "Common Stock") of record on the books of the Company at the close of business on April 23, 1999 will be entitled to vote at the Annual
Meeting. As of April 23, 1999, there were 5,265,000 shares of Common Stock outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.


PROPOSAL NO. 1:            ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of seven (7). Upon the resignation of Mr. Charles J. Aschauer, Jr. as a director, becoming effective on May 26, 1999, the Board of Directors has decided to reduce the number of directors serving on the Board of Directors to six directors from seven directors. Six (6) directors will be elected at the Annual Meeting. The directors to be elected at the Annual Meeting shall hold office until the Annual Meeting of Shareholders in 2000 and until their successors shall have been elected and qualified. If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Common Stock represented by such executed proxy FOR the election of the six persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the directors concerning their ages, business experience, and periods of service as directors as of April 1, 1999 is shown below.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

                                                                                                             Director
             Name                        Age                                 Position                                 Since
             ----                        ---                                 --------                                 -----

Martin E. Zimmerman (1)(4)(5)........    61    Chairman  of the  Board  and Chief  Executive  Officer  since the      1975
                                               formation  of the  Company  in  1975.  From  October  1994  until
                                               October  1996,  he also served as President  and Chief  Executive
                                               Officer of LINC Anthem Corporation ("LINC Anthem"),  a subsidiary of Anthem  Inc.,  and,  after the sale of LINC Anthem to Newcourt
                                               Credit Group (USA), Inc., its subsidiary  Newcourt LINC Financial
                                               Inc.  ("Newcourt  LINC").   Before  founding  the  Company,   Mr.
                                               Zimmerman  founded  and served for seven  years as  President  of
                                               Telco  Marketing  Services,   Inc.,  a  leader  in  the  hospital
                                               equipment-leasing  field and the first independent dealer in used
                                               medical  equipment.   Mr.  Zimmerman  earned  a  B.S.  degree  in
                                               electrical  engineering  from  M.I.T.  in 1959 and an  M.B.A.  in finance  in 1961  from  Columbia  University  Graduate  School of
                                               Business,  where he was a Kennecott  Copper Fellow and a McKinsey
                                               Scholar.

Robert E. Laing...................       54    President,  Chief Operating  Officer and Director since 1994. Mr.      1994
                                               Laing joined the Company in 1991 when it acquired his  analytical instruments rental and distribution  business.  Prior to founding such  business in 1989,  he was  employed for 17 years in various
                                               capacities,   including   Executive   Vice  President  and  Group
                                               Executive,  Retail Group,  President of U.S.  Instrument  Rental,
                                               Chief  Executive  Officer  of U.S.  Portfolio  Leasing  and Chief
                                               Operating  Officer of U.S.  Fleet  Leasing.  Previously,  he held
                                               marketing   positions  with  Data  Action   Corporation  and  IBM
                                               Corporation.

Allen P. Palles...................       58    Executive Vice President,  Chief  Financial  Officer and Director      1984
                                               since  1984.  From  October  1994 until  December  1996,  he also served as Chief  Financial  Officer of LINC  Anthem and  Newcourt
                                               LINC.  Before  joining  the  Company,  he  was  Treasurer  of the
                                               Marmon  Group,  Inc. and held various  senior  financial  and tax positions  at Pullman,  Inc.  Mr.  Palles is a  certified  public accountant and licensed attorney.

Stanley Green (1)(2)(3)(4)(5)........    60    Director.  Mr.  Green was  Senior  Vice-President  of  PacifiCorp      1996
                                               Capital  Corporation  from 1987 until 1992.  Mr.  Green served as
                                               President of Thomas Nationwide  Computer  Corporation,  a company he  founded,  until 1987 when it was sold to  PacifiCorp  Capital
                                               Corporation.  He is also an officer and  Director  of  BioSterile
                                               Technologies,  Inc. and Thomas Computer  Corporation and has been employed by M.A. Berman and Co. since 1986.

Curtis S. Lane (2)(3).............       42    Director.  Mr. Lane is a Partner of Evercore  Partners,  Inc.,  a      1989
                                               private equity fund.  From 1985 to 1998 he was a Senior  Managing
                                               Director of Bear,  Stearns & Co. Inc. and head of its  healthcare investment-banking  group.  He has served in  various  investment banking  capacities  with  Bear,  Stearns  & Co.,  Inc.  and also served on the board of directors of Bear, Stearns & Co., Inc.

Terrence J. Quinn (1)(5)..........       47    Director.  Mr. Quinn is President and Chief Executive  Officer of      1991
                                               Quinn  Capital  Services,  Inc.,  a financial  advisory  firm and
                                               President of LFC Capital,  Inc., a company  controlled  by Martin
                                               E.  Zimmerman,  Chairman  and  Chief  Executive  Officer  of  the
                                               Company.  From March 1991 until  December  1993, he was President of the Company.  Previously,  he was President of Medirec,  Inc.,
                                               Matrix   Leasing   International   Inc.  and  Churchill   Capital
                                               Partners, L.P., a subordinated debt fund.
-------------------
(1)  Member of Credit Policy Committee;  (2)  Member of Compensation Committee;  (3)  Member of Audit Committee;
(4)  Member of Nominating Committee; (5) Member of Executive Committee.

Certain Relationships and Related Transactions

     Effective as of November 12, 1997 and simultaneously with completion of the Company's initial public offering, the Company distributed all of the issued and outstanding stock of LFC Capital, Inc. (formerly known as LINC Finance Corporation) ("LFC Capital") to Mr. Martin E. Zimmerman, Chairman and Chief Executive Officer of the Company and Mr. Allen P. Palles, a Director and Executive Vice President and Chief Financial Officer of the Company, in redemption of 446,483 shares and 36,209 shares, respectively, of Common Stock of the Company held by them. The principal business activity of LFC Capital consists primarily of managing liquidation of a portfolio of leased diagnostic imaging equipment as well as managing several limited partnerships and other assets that were not used in the Company's ongoing business. In addition, LFC Capital invests in real estate and the equity and debt securities of other companies. Mr. Zimmerman is Chairman of LFC Capital and Mr. Palles is a director of LFC Capital and they are compensated by it for their services.

     Pursuant to an agreement (the "Servicing Agreement") with LFC Capital, which became effective on November 12, 1997, the Company has agreed to provide limited servicing, including billing and cash application for the portfolio of leases owned by LFC Capital until December 31, 1999. The Company received $270,000 and $83,000 for such services performed in 1998 and 1997, respectively. The Company has agreed to provide such services to LFC Capital for $156,000 in 1999. In addition, the Company has sub-leased approximately 2,500 square feet of office space to LFC Capital at the Company's executive offices for approximately $68,000 in 1998 and 1997, which is equal to the Company's cost for such space. In 1999, LFC Capital will sublease from the Company approximately 1,000 square feet for $27,000. The Servicing Agreement prohibits LFC Capital from competing with the Company for the longer of (i) three years or (ii) the period of time during which Messrs. Zimmerman or Palles are employed by the Company plus one year. The Servicing Agreement also requires LFC Capital to refer all lease origination opportunities it encounters to the Company.

     In connection with the distribution of the stock of LFC Capital, LFC Capital has also agreed to pay the Company an aggregate of $2,508,000 until the maturity of the Company's 8 1/4% Subordinated Debentures due 2003 of which $260,000 was paid during 1997 and $308,000 was paid during 1998.

     As of April 16, 1999, LFC Capital owns 23,000 shares of the Company's Common Stock.

     Terrence J. Quinn, a director of the Company also serves as President of LFC Capital and is compensated for his services to LFC Capital by LFC Capital. Mr. Quinn also serves as a consultant to the Company with respect to various aspects of the Company's business and strategic issues. Fees paid for such services by the Company were $119,000 for the year ended December 31, 1997 $188,000 for the year ended December 31, 1998 (including, a referral fee paid in connection with the acquisition of Comstock Leasing, Inc.). A portion of such fees were paid pursuant to the terms of a one-year consulting agreement the Company entered into with Mr. Quinn on October 31, 1997 to perform certain consulting services in connection with the Company's activities relating to acquisitions of leasing and rental companies as well as other strategic initiatives (the "Consulting Agreement"). Fees paid under the Consulting
Agreement during 1998 were dependent on the number of days of consulting services provided per month with a base monthly fee of $6,250 for three days of consulting services provided per month and $2,500 per day for each additional day, plus reimbursement for travel and entertainment expenses directly incurred in connection with the services provided to the Company. The term of the Consulting Agreement was renewed for a one-year term effective October 31, 1998, with the per diem decreased from $2,500 to $2,100 per day for each additional day in excess of the three (3) days. The Company may also pay such other additional fees relating to the success of an acquisition transaction as may be approved by the Compensation Committee of the Board of Directors. The total annual amount paid under the terms of the Consulting Agreement, including reimbursed expenses, in excess of $100,000 during the initial term thereof is subject to the approval of the Compensation Committee. The Consulting Agreement is subject to termination by the Company or Mr. Quinn on ninety (90) days notice.

     During 1997, Robert E. Laing, President, Chief Operating Officer and Director of the Company, and Allen P. Palles, Executive Vice President, Chief Financial Officer and Director of the Company issued promissory notes secured by shares of the Company's Common Stock to the Company in connection with the exercise of stock options by them. The secured promissory notes bear interest at 8%. During 1998, the largest indebtedness outstanding under the notes for Mr. Laing and Mr. Palles was $347,000 and $188,000, respectively. In 1998, Mr. Laing repaid all of such indebtedness. As of March 31, 1999, the indebtedness outstanding under the note issued by Mr. Palles was $192,000.


Information Regarding the Board of Directors

     The Board of Directors held five (5) meetings during 1998 (one of which was telephonic). Each director attended all of the five (5) meetings of the Board of Directors, except Mr. Lane who did not attend one board meeting. Each director attended all of the meetings for the Board Committees on which such director served. The Board of Directors has established an Audit Committee, a Compensation Committee, a Credit Policy Committee, a Nominating Committee and an Executive Committee.

     The Audit Committee of the Board of Directors has the authority to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plan and results of the audit engagement, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Green and Mr. Lane. No officers of the Company serve on the Audit Committee. There was one (1) formal meeting of the Audit Committee during 1998.

     The Compensation Committee of the Board of Directors has the authority to determine compensation for the Company's executive officers and to administer the Company's option plans. The Compensation Committee during 1998 consisted of Mr. Green, Mr. Lane, and Mr. Aschauer. There were two (2) formal meetings of the Compensation Committee during 1998. No officers of the Company serve on the Compensation Committee.

     The Credit Policy Committee of the Board of Directors periodically reviews the Company's credit policies and procedures and underwriting standards. The Credit Policy Committee consists of Mr. Zimmerman, Mr. Green and Mr. Quinn. There were two (2) formal meetings of the Credit Policy Committee during 1998.

     The Nominating Committee of the Board of Directors has the authority to make recommendations concerning the nominating of replacement directors for the Board of Directors. In 1998 the Nominating Committee consisted of Mr. Zimmerman, Mr. Aschauer and Mr. Green. There were no formal meetings of the Nominating Committee during 1998. The Nominating Committee does not contemplate soliciting shareholder recommendations.

     The Executive Committee of the Board of Directors has certain powers and authority in the management of the business and affairs of the Company when the Board of Directors is not in session. The Executive Committee consists of Mr. Zimmerman, Mr. Green and Mr. Quinn. There was one (1) formal meeting of the Executive Committee during 1998.

     Each director who is not an officer of the Company received a fee of $15,000 in 1998 and was reimbursed for out-of-pocket expenditures incurred to attend Board and Committee meetings. The Company's directors have also been granted options to purchase shares of Common Stock. See "Directors' Options".


Compliance With Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required, by rules promulgated by the SEC, to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such Section 16(a) forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during 1998 all of its officers, directors and greater than ten percent (10%) beneficial owners complied with Section 16(a) filing requirements applicable to them.


Certain Beneficial Owners

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 16, 1999, (a) by each person known by the Company to own beneficially more than five percent of such outstanding Common Stock, (b) by each director, (c) by the Chief Executive Officer and the next four most highly compensated executive officers, and (d) by all executive officers and directors of the Company as a group. Each of such shareholders has sole voting and investment power as to shares shown unless otherwise noted.

                                            TABLE OF CERTAIN BENEFICIAL OWNERS

                                                                                Shares Owned        Percent of
         Name                                                                  Beneficially (2)        Class
         ----                                                                  ----------------        -----

         Martin E. Zimmerman (1)(5).....................................            2,737,229           50.2%
         Wellington Management Company, LLP (3).........................              513,200           9.4
         Allen P. Palles (4) (5)(5).....................................              284,087           5.2
         Robert E. Laing (4)(5).........................................              284,270           5.2
         Curtis S. Lane.................................................               66,326           1.2
         Stanley Green (7)..............................................               63,484           1.2
         Terrence J. Quinn..............................................               49,174             *
         Charles J. Aschauer (8)........................................               30,000             *
         Gerard M. Farren...............................................               16,013             *
         William J. Erbes...............................................               13,612             *
         All directors and executive officers as a group (11 persons)...            3,009,926           55.2%

--------------------------------
      *  Represents less than 1%.
    (1) Includes 624,674 shares held by Mr. Zimmerman as trustee under trusts for the benefit of two of his children, 23,000 shares held by LFC Capital, an entity controlled by Mr. Zimmerman, and 663,258 shares held by Mr. Laing, Mr. Palles (including 30,000 shares held by The Palles Family Trust, the beneficiaries of which are Mr. Palles' wife and children and under which Mr. Palles has disclaimed a beneficial interest) and one other employee of the Company for which Mr. Zimmerman holds proxies.
    (2) Includes shares obtainable upon exercise of stock options which are or become exercisable prior to June 16, 1999 as follows: Mr. Zimmerman, 43,141 shares; Mr. Palles, 40,643 shares; Mr. Laing, 41,442 shares; Mr. Lane, 10,000 shares; Mr. Green, 13,750 shares; Mr. Quinn, 10,000 shares; Mr. Aschauer, 10,000 shares; Dr. Farren, 2,813 shares; Mr. Erbes, 4,242 shares; and all directors and executive officers as a group, 182,905 shares. The percentages set forth in the above table give effect to the exercise of these options.
    (3) Share ownership was provided on Form SC 13G as of February 9, 1999 as filed by the holder on such date. The address of this entity as provided on Schedule 13G is 75 State Street, Boston, Massachusetts 02109
    (4) All shares are subject to a proxy and right of first refusal held by Mr. Zimmerman, except shares obtainable upon exercise of stock options under the 1997 Stock Incentive Plan which are or become exercisable prior to June 16, 1999 as follows: Mr.
         Palles, 28,607 shares and Mr. Laing, 28,607 shares.
    (5) This person's address is 303 East Wacker Drive, #1000, Chicago, Illinois 60601.
    (6) Includes 41,899 shares held by Mr. Green as trustee under a trust for the benefit of Justine Zimmerman, Mr. Zimmerman's daughter.
    (7) All shares held by Mr. Aschauer are held by him as trustee in a living trust, the beneficiaries of which are his children.


Executive Compensation

     The following table presents certain information concerning compensation earned for services rendered during 1998, 1997 and 1996 to the Company by the Chief Executive Officer and each of the four most highly compensated executive officers. Messrs. Zimmerman and Palles were employed for a substantial portion of 1996 by LINC Anthem and Newcourt LINC and were paid additional compensation by them. A substantial portion of the compensation paid to Messrs. Zimmerman, Laing and Palles during 1997 and 1996 was with respect to operations of LFC Capital and other discontinued operations of the Company and was charged to LFC Capital. Effective November 12, 1997, the Company entered into employment contracts with Messrs. Zimmerman, Laing, Palles and Erbes, and Dr. Farren. See "Employment Contracts."

                           Summary Compensation Table

                                                 Annual Compensation                   Long Term
                                                 -------------------                 Compensation
                                                                                       ------------
                                                                           Other Annual    Awards-        All Other
Name and Principal Position            Year      Salary        Bonus      Compensation    Options(#)   Compensation
---------------------------            ----      ------        -----      ------------    ----------   ------------

Martin E. Zimmerman.................   1998     $297,669(1)   $137,500     $ 48,249(2)      58,141        $5,000
   Chairman and Chief Executive        1997      555,193        --           89,021(2)      20,000         4,750
   Officer                             1996      328,600       637,771       87,137(2)       --             --


Robert E. Laing.....................   1998      258,210(1)     --                          36,107         5,000
   President and Chief Operating       1997      269,504        --          120,000(3)      10,000         4,750
   Officer                             1996      272,100       495,000       --            132,765         4,500

Allen P. Palles.....................   1998      197,718(1)     92,500       --             36,107         5,000
   Executive Vice President and        1997      230,066         --          --             10,000         4,750
   Chief Financial Officer             1996       55,450       181,686       --            100,876         --

Gerard M. Farren....................   1998      204,600(1)    100,000       --              --            5,000
   Senior Vice President--Instrument   1997      204,600        70,200                       7,500         4,750
   Rental and Distribution             1996      197,100        72,188       --              --            4,500

William J. Erbes....................   1998      144,486(1)     55,500       4,500(3)        --            3,792
   Senior Vice President--Business     1997      153,540        18,750       6,250(3)        6,942         4,750
   Development                         1996      144,423        52,500       --              --            4,500


----------------------
(1) This amount includes base salary and customary benefits and perquisites as provided in each person's employment contract.
(2) This amount consists of life insurance premiums and tax preparation services paid for by the Company.
(3) This amount represents bonus compensation deferred at the election of such executive made in accordance with and subject to the terms of the Company's Non-Qualified Management Incentive Plan.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options granted to the individuals listed in the Summary Compensation Table through December 31, 1998, together with related information.


                                                       Option Grants in 1998

                                                 Individual Grants
                                                 -----------------
                                                                                         Potential realizable
                                            Percent of                                  value at assumed annual
                                           Total options    Exercise                     rates of stock price
                                            Granted to       or base                  appreciation for option term
                                 Options     employees        price       Expiration               (1)
            Name                 granted      in 1998       ($/Share)        Date          5%             10%
                                   (#)
            ----                   ---        -------       ---------        ----          --             ---
Martin E. Zimmerman.......       30,000          9.8%        $19.250       05/19/08      $363,187        $920,386
Martin E. Zimmerman              28,141          9.2%          7.938       10/28/08       140,485         356,015
Robert E. Laing(2)........       15,000          4.9%         13.000       05/19/08       181,593         460,193
Robert E. Laing                  21,107          6.9%          7.938       10/28/08       105,370         267,027
Allen P. Palles(2)........       15,000          4.9%         13.000       05/19/08       181,593         460,193
Allen P. Palles                  21,107          6.9%          7.938       10/28/08       105,370         267,027

(1)  In calculating the potential realizable value, the Company used the grant price per share as of the date of grant.
(2)  On December 15, 1998 the Company  adjusted the exercise price to $13.00 per share for such for  options  held by  Messrs.
     Laing and  Palles where the exercise price was originally $19.25 per share to $13.00 per share.
(3)  These options have been granted subject to Shareholder approval.

     The following table sets forth the number of shares of the Company's Common Stock subject to stock options exercised by the individuals listed in the Summary Compensation Table during 1998, together with related information, and the value of the unexercised options.


                      Aggregated Option Exercises in 1998,
                         and 1998 Year-End Option Values


                                Shares                                Number of                Value of unexercised
                             acquired on        Value            Unexercised options           in-the-money options
Name                         exercise (#)      Realized         at December 31, 1998         at December 31, 1998 (1)
----                         ------------      --------         --------------------         ------------------------
                                                            Exercisable    Unexercisable   Exercisable   Unexercisable
                                                            -----------    -------------   -----------   -------------

Martin E. Zimmerman....            --           $0.00         36,891          41,250       $8,724             $ --
Robert E. Laing........            --           $0.00         77,468          74,546      335,058          325,144
Allen P. Palles........            --           $0.00         33,978          37,604       57,774          102,383
Gerard M. Farren.......            --           $0.00          1,875           5,625        2,231            6,694
William J. Erbes.......            --           $0.00          3,375           6,844       13.112           17,235
------------------------------

(1)  Based upon the difference between the closing price of the common stock on the Nasdaq National Market on December
     31, 1998 of $8.25 and the exercise price.


Employment Contracts

     Effective as of November 12, 1997, the Company entered into an employment contract with Mr. Zimmerman providing for (i) an annual base salary of $275,000 per year, subject to increase at the discretion of the Board of Directors; (ii) reimbursement of premiums at an annual estimated cost of approximately $50,000 for a life insurance policy; and (iii) customary benefits and perquisites. The agreement has a three-year evergreen term unless either the Company or Mr. Zimmerman gives ninety (90) days' notice of termination. If the agreement is terminated by the Company without cause or within six months prior to or one year after a change of control, Mr. Zimmerman will be entitled to severance pay equal to three times the sum of (i) his then-current annual base salary; (ii) his most recent annual bonus and incentive payment; and (iii) employer contributions to his retirement plan for the twelve (12) months preceding such termination, plus an additional amount if necessary to make the executive whole with respect to any excise taxes on such severance pay. The agreement provides that Mr. Zimmerman will not engage in other business activities without the consent of the Company, except for charitable and professional trade associations and passive personal investments, and except that Mr. Zimmerman may serve as chairman and as an officer and director of an affiliated company, LFC Capital, so long as such activity does not materially interfere with his duties to the Company. The agreement prohibits Mr. Zimmerman from competing with the Company for one year following the termination of his employment with the Company.

     Also, effective November 12, 1997, the Company entered into employment contracts with Messrs. Laing, Palles and Erbes and Dr. Farren providing for (i) an annual base salary of $240,000 for Mr. Laing, $185,000 for Mr. Palles,
$195,000 for Dr. Farren and $142,500 for Mr. Erbes, all subject to increase at the discretion of the Board of Directors and (ii) customary benefits and perquisites. The agreements have a one-year evergreen term and may be terminated by the Company or the applicable executive upon sixty (60) days' notice. If the agreements are terminated by the Company without cause or within six (6) months prior to or one year after a change of control, the applicable executive will be entitled to severance pay equal to the sum of (i) his then-current base salary;
(ii) his most recent annual bonus and incentive payment; and (iii) employer contributions to his retirement plan for the 12 months preceding such termination. The agreements prohibit the applicable executive from competing with the Company for one (1) year following the termination of his employment with the Company. Such employment agreements require that the applicable executive devote substantially all of his business time to the Company's affairs, except for charitable and professional trade associations and passive personal investments, and with respect to Mr. Palles, except for his services as a director of LFC Capital.


Stock Option Plans

     The Company adopted its 1994 Stock Option Plan, 1997 Stock Incentive Plan and Non-Employee Director Option Plan to align the interests of its executives, employees and directors with those of its shareholders. Options covering 488,928 shares of Common Stock were granted pursuant to the 1994 Stock Option Plan (of which, options covering 106,510 shares were outstanding as of April 1, 1999) and no further options can be granted under such plan.

     The 1997 Stock Incentive Plan permits the grant of stock options and other equity based awards with respect to 375,000 shares of Common Stock to executives and employees of the Company and its subsidiaries. The Board of Directors or the Compensation Committee is authorized to select recipients and to establish the exercise price, number of shares, option term and other provisions of any grant. As of April 1, 1999, options covering 326,196 shares of Common Stock were granted pursuant to the 1997 Stock Incentive Plan (326,196 of which were outstanding as of such date). Additional options covering 254,896 shares of Common Stock were granted under the 1997 Stock Incentive Plan subject to shareholder approval of an amendment to the 1997 Stock Incentive Plan permitting such grant. (See Proposal 2 for text of proposed amendment to the 1997 Stock Incentive Plan to increase the number of shares covered under this Plan from 375,000 to 1,000,000 shares of Common Stock and to increase the maximum number of options that may be granted to any one person during any one year from 50,000 to 75,000 and for additional information regarding the Company's 1997 Stock Incentive Plan.)

     During 1998, Messrs. Zimmerman, Laing and Palles were granted options under the 1997 Stock Incentive Plan with respect to 58,141, 36,107, and 36,107 shares of Common Stock, respectively. The options granted to Messrs. Zimmerman, Laing and Palles with respect to 30,000, 15,000 and 15,000 shares of Common Stock, respectively, have ten-year terms and vest in one-eighth increments over the four years following the grant date based upon continued employment by the Company over such period. The options granted to Messrs. Zimmerman, Laing and Palles with respect to 28,141, 21,107 and 21,107 shares of Common Stock, respectively, have ten-year terms and will vest immediately upon approval of the Amendment to the 1997 Stock Incentive Plan. (See the table captioned "Options Grants in 1998" for the exercise price applicable to those options.")

     The Non-Employee Director Stock Option Plan permits the grant of options with respect to 100,000 shares of Common Stock to the non-employee directors of the Company. As of April 1, 1999, options covering 58,332 shares of Common Stock were granted pursuant to the Non-Employee Director Stock Option Plan (all of which were outstanding as of such date). (See Proposal 3 for text of proposed amendment to the Non-Employee Director Stock Option Plan to increase the number of shares covered under this Plan from 100,000 to 150,000 shares of Common Stock and for additional information regarding the Company's Non-Employee Director Stock Option Plan.)

     With the exception of the grant under the 1994 Stock Option Plan, the grant of options under the Non-Employee Director Option Plan and the grant of options under the 1997 Stock Option Plan, the Company has no other option plans.

     The Company intends to register under the Securities Act of 1933, as amended (the "Securities Act"), all shares issuable under the 1994 Stock Option Plan, all shares issuable under the Non-Employee Director Option Plan and the 375,000 shares of Common Stock initially issuable in connection with Options granted under the 1997 Stock Incentive Plan, and would expect to amend such registration to include an additional 625,000 shares of Common Stock if the Amendment is approved.


Executive Incentive Compensation Plan

     Effective as of the Company's initial public offering, the Board of Directors adopted the Executive Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the payment of additional annual cash bonuses if the Company's after-tax earnings for the fiscal year (determined without regard to payments under the Incentive Plan) exceeds 17.5% of the Company's Average Common Equity (as defined below) for such fiscal year. If the threshold is satisfied in any given fiscal year, the aggregate award compensation that will be paid under the Incentive Plan for that particular fiscal year (the "Incentive Pool") will be equal to 2.5% of the Company's pre-tax earnings (determined after deduction for payments under the Incentive
Plan), to the extent that after-tax earnings (determined after deduction for payments under the Incentive Plan) are not less than 17.5% of the Company's Average Common Equity for such fiscal year. The Average Common Equity for such fiscal year is the average of the balance of equity attributable to the outstanding Common Stock of the Company (including par value, additional paid in capital and retained earnings), as reflected in the financial statements of the Company at the end of each quarter during the fiscal year. The entire amount in each Incentive Pool will be paid in cash to the Incentive Plan participants within three and one-half months after the last day of the fiscal year to which such Incentive Pool relates. Not more than 75% of the Incentive Pool will be paid to the Chief Executive Officer, the President and the Chief Financial
Officer of the Company, with each such individual's share of such aggregate amount to be determined by the Chief Executive Officer and subject to approval of the Board of Directors. The balance of the Incentive Pool will be paid to other senior management employees of the Company as determined by the Chief Executive Officer and subject to the approval of the Board of Directors. No awards were made under the Incentive Plan for 1997 or 1998.


Non-Employee Directors' Options

     During 1997, Messrs. Aschauer, Lane and Quinn were each granted options with respect to 13,333 shares of Common Stock, and Mr. Green was granted options with respect to 18,333 shares of Common Stock under the Company's Non-Employee Director Stock Option Plan. Such options have an exercise price of $13.00, have ten year terms and vest in one quarter increments over the two years following the grant date based upon continued service on the Board during such period. No options were granted under the Non-Employee Director Stock Option Plan in 1998. See Proposal No. 3: Approval of Amendment to the Non-Employee Director Stock Option Plan.


Report of the Compensation Committee

     During 1998 the Compensation Committee (hereinafter, the "Committee"), was comprised of three out of seven of the Company's directors, Messrs. Aschauer, Lane and Green. The Committee reviews and approves the compensation of each of the executive officers of the Company (hereinafter, the "Officers"). The Committee also administers employee stock option plans and other benefit plans.

     The Company's compensation program for Officers is designed to reward such officers for their individual performance and contribution to the Company while at the same time being tied directly to the Company's overall performance. The Committee and the Board of Directors believe that a direct relationship between Officers' compensation and the Company's performance is a very important factor in achieving the Company's objective of maximizing shareholder value. The Company's executive compensation program consists of a base salary, a discretionary cash bonus plan, and participation in the 1997 Stock Incentive Plan and the Incentive Plan.

     During 1998, the Compensation Committee, on recommendation of the Chairman and Chief Executive Officer, authorized the granting of options to purchase 299,705 shares of the Company's common stock to fifty-one (51) employees of the Company under the 1997 Stock Incentive Plan. No awards were made under the Executive Incentive Compensation Plan for 1998.

     During 1998 the Chief Executive Officer received a base salary of $275,000 plus other amounts as provided for in his employment agreement. In addition, the Chief Executive Officer received a cash bonus of $137,500. In determining the Chief Executive Officer's compensation package, the Compensation Committee uses the same criteria as for all other Officers, as well as the comparable compensation packages of other chief executive officers in other financial service companies and considers the extensive experience of the Chief Executive Officer in the development of specialty finance companies. Effective January 1, 1999 the Chief Executive Officer's base salary was increased by ten percent (10%). In determining the amount of such bonus, the Compensation Committee considered the Chief Executive Officer's leadership role in the Company's achievement of numerous key business objectives in 1998, including: the acquisition and integration of three leasing companies and the growth of the Company's lease portfolio; and the reinitiation by the Company of portfolio finance activities.

     In addition, the Chief Executive Officer requested that he not be included in the stock option repricing described below.


Report on Repricing of Options

     On December 14, 1998, the Board of Directors, on the recommendation of management, determined to amend the Company's outstanding stock options granted under the 1997 Stock Incentive Plan, including those held by the executive offers named in the Summary Compensation Table above, to reduce the exercise prices of such options. The Board of Directors felt that, in light of the depressed market prices of the Common Stock in recent months, such reduction was necessary in order to allow the options to provide the executive officers and key employees with appropriate incentives. The following table sets forth certain information regarding the repricing of options granted to any of the Company's executive officers repriced over the past ten (10) fiscal years.

                        Ten Year Option Repricing Summary


                                       Number of
                                      Securities                                                 Length of Original
                                      Underlying     Market Price                                 Optional Term
                                        Options       of Stock at       Exercise                 Remaining at Date
                                      Repriced or       Time of      Price at Time      New       of Repricing or
                                       Amended       Repricing or     of Repricing   Exercise         Amendment
         Name              Date          (#)           Amendment      or Amendment     Price           (Years)
         ----              ----          ---           ---------      ------------     -----           -------
Robert E. Laing          12/15/98        15,000          $6.625          $19.25        $13.00            9.4
Allen P. Palles          12/15/98        15,000           6.625           19.25         13.00            9.4
William J. Erbes         12/15/98         6,942           6.625           13.00          7.06            8.9
Gerard M. Farren         12/15/98         7,500           6.625           13.00          7.06            8.9


                                                      COMPENSATION COMMITTEE



                                                          Charles Aschauer
                                                            Stanley Green
                                                             Curtis Lane

Stock Price Performance Graph

     The following graph compares the total return of the Company's Common Stock with the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and the CRSP Total Return Index for Nasdaq Financial Stocks (the "Nasdaq Financial Index") during the period commencing on November 6, 1997, the date of the Company's initial public offering, and ending on December 31, 1998. The comparison assumes $100 was invested on November 6, 1997 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index, and the Nasdaq Financial Index and assumes the reinvestment of all dividends, if any.


                                                                    11/6/97*               12/31/97         12/31/98
                                                                    --------               --------         --------
       LINC Capital, Inc.                                              $100                   $135             $57
       Nasdaq Stock Market - U.S. Index                                 100                     97             137
       Nasdaq Financial Index                                           100                    107             104
       *The Company's Common Stock began trading publicly on November 6, 1997.


PROPOSAL NO. 2:   APPROVAL OF THE AMENDMENT TO THE 1997 STOCK INCENTIVE PLAN

     The 1997 Stock Incentive Plan was adopted by the Company for the purpose of attracting and retaining officers, directors and key employees. As originally adopted by the Board and approved by the shareholders in 1997, the 1997 Stock Incentive Plan provided for the issuance of options with respect to up to 375,000 shares of Common Stock. In 1999, the Compensation Committee and the Board approved an amendment to the 1997 Stock Incentive Plan (the "1997 Plan Amendment"), subject to approval by the shareholders, that would increase the number of shares of Common Stock with respect to which options may be granted under the 1997 Stock Incentive Plan to 1,000,000 and would increase the number of options which may be granted to any one person during any one year from 50,000 to 75,000. As of April 1, 1999, the Board has, subject to approval of the 1997 Plan Amendment by the shareholders, granted options with respect to 254,896 shares of Common Stock covered by the 1997 Plan Amendment. The full text of the 1997 Plan Amendment is set forth in Exhibit A1 to this Proxy Statement. For a summary description of the 1997 Stock Incentive Plan and the 1997 Plan Amendment and options already granted thereunder, see "Summary of the 1997 Stock Incentive Plan." The present members of the Board who are Company officers and employees and the Company's officers may benefit from the approval of the 1997 Plan Amendment to the extent they are entitled to receive options thereunder. Martin
E. Zimmerman, Chairman of the Board and Chief Executive Officer of the Company, Robert E. Laing, President and Chief Operating Officer of the Company, and Allen
P. Palles, Executive Vice President and Chief Financial Officer of the Company, have been granted options under the 1997 Stock Incentive Plan which are subject to approval by the shareholders of the 1997 Plan Amendment and therefore have an interest in and will benefit from approval of the 1997 Plan Amendment. The Board believes that the benefits received by the Company as a result of the incentives created by the 1997 Stock Incentive Plan and the 1997 Plan Amendment and the ability of the Company to retain qualified individuals to serve as officers and key employees of the Company justify the benefit that may be derived by these individuals. Approval of the 1997 Plan Amendment will require the affirmative vote of the holders of a majority of the Common Stock in person or represented by proxy at the Annual Meeting. In the event the 1997 Plan Amendment is not approved by the shareholders, the options with respect to the 254,896 shares of Common Stock subject to the approval of the 1997 Plan Amendment will terminate.

    The Board recommends a vote FOR the approval of the 1997 Plan Amendment.


                    SUMMARY OF THE 1997 STOCK INCENTIVE PLAN

     The 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan") was adopted to enable the Company, to attract and retain the services of officers, directors and key employees considered essential to the success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

     The full text of the 1997 Plan Amendment is set forth in Exhibit A1 to this Proxy Statement. For additional information regarding the 1997 Stock Incentive Plan and the other stock option plans adopted by the Company, see "Proposal No. 3: Approval of the Amendment to the Non-Employee Director Stock Option Plan," "Proposal No. 2: Approval of the Amendment to the 1997 Stock Incentive Plan" and "Proposal No. 1: Election of Directors - Executive Compensation."

     The 1997 Stock Incentive Plan, as originally adopted, provided for the issuance of options with respect to up to 375,000 shares of Common Stock. In 1999, the Board approved the 1997 Plan Amendment, subject to approval by the shareholders, which would increase the number of shares of Common Stock with respect to which options may be granted thereunder to 1,000,000 and would increase the number of options which may be granted to any one person during any one year from 50,000 to 75,000. The 1997 Plan Amendment to increase the maximum number of options issuable under the 1997 Stock Incentive Plan and each of the grants made pursuant to the 1997 Plan Amendment to the 1997 Stock Incentive Plan are subject to approval by the shareholders of the 1997 Plan Amendment as described elsewhere in this Proxy Statement.

     Pursuant to the 1997 Stock Incentive Plan, key employees (including officers, whether or not directors, and other employees) may be offered the opportunity to acquire shares of Common Stock through the grant of stock options ("Options"), including nonqualified stock options ("NQSOs") and incentive stock options which are entitled to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"). Under current law, ISOs may only be granted to employees of the Company itself, and cannot be granted to directors who are not employees. The Compensation Committee of the Board of Directors (the "Compensation Committee") may authorize the granting of such Options upon such terms and conditions and for such periods, up to ten years from the date of the grant, as it may in its discretion determine. Under the existing terms of the 1997 Stock Incentive Plan, no participant may be granted Options under such plan in any one year to purchase more than 50,000 shares of Common Stock.

     On December 14, 1998 the Board of Directors of the Company approved of a repricing of the exercise price applicable to all options previously granted under the 1997 Stock Incentive Plan to employee grantees (including a portion of the options covered by the amendments that are subject to shareholder approval), except for options granted to Martin E. Zimmerman. The exercise price for all such options granted prior to December 14, 1998 to employee grantees other than Mr. Zimmerman, Mr. Laing and Mr. Palles were repriced to $7.06 per share, which was the average market price for Company shares during the twenty (20) trading days prior to December 15, 1998. The exercise price for all options granted prior to December 15, 1998 to Mr. Laing and Mr. Palles where the exercise price was $19.25 per share was repriced to $13.00 per share. For additional information regarding the repricing of options, see Report on Repricing of Options.

     As of April 1, 1999, options with respect to 581,092 shares of Common Stock have been granted pursuant to the 1997 Stock Incentive Plan 254,896 of which are subject to approval by the shareholders of the 1997 Plan Amendment). All such options are NQSOs. No ISO's have been granted under the 1997 Stock Incentive Plan. The following table sets forth as of April 1, 1999, certain information with respect to the options granted under the 1997 Stock Incentive Plan. For additional information regarding such options, including the option term, see "Proposal No. 1: Election of Directors - Executive Compensation."

                 Options Granted under the Stock Incentive Plans
                          1997 Stock Incentive Plan(1)

                                                         No. of Shares                                       Market
Name & Position                                         Underlying Options        Exercise Price           Value(2)
---------------                                         ------------------        --------------           --------
Martin E. Zimmerman(3)
     Chairman and Chief Executive Officer                           20,000                $13.00            ($5.25)
                                                                    30,000                $19.25           ($11.50)
                                                                    28,141   (3)           $7.94            ($0.19)
Robert E. Laing(4)
     President and Chief Operating Officer                          10,000                $13.00            ($5.25)
                                                                    15,000                $13.00            ($5.25)
                                                                    21,107   (3)           $7.94            ($0.19)
Allen P. Palles(5)
     Executive  Vice  President and Chief Financial                 10,000                $13.00            ($5.25)
     Officer                                                        15,000                $13.00            ($5.25)
                                                                    21,107   (3)           $7.94            ($0.19)
William J. Erbes(6)
     Senior Vice President                                           6,942                 $7.06              $0.69
                                                                    10,000   (3)           $8.62            ($0.87)
Gerard M. Farren(7)
     Senior Vice President                                           7,500                 $7.06              $0.69
                                                                     5,000   (3)           $8.62            ($0.87)
All Current Executive Officers as a Group
     (7 persons)                                                   244,797  (4)           $10.66   (6)      ($2.91)  (6)
All Current Non-Executive Officers and employees                            (5)
     as a Group (93 persons)                                       336,295                 $7.49   (6)        $0.26  (6)



(1)   254,896  options  granted under the 1997 Stock  Incetive  Plan are subject to approval of the  Amendment by the  shareholders.
      See footnotes (3), (4) and (5).
(2)   Market value based on common stock per share basis,  closing  price on April 1, 1999 or $7.75 minus exercise price.
(3)   These options are subject to approval by the  shareholders.
(4)   Includes  85,355 options in the aggregate  granted to Zimmerman, Laing, Palles, Erbes and Farren as described above, plus
      10,000  options  granted to William F. DeMars and 15,000 options granted to  Mark  A.  Arvin,  each  of  which  have  been granted subject to shareholder approval of the Amendment.
(5)   Includes 144,541 options subject to approval by the shareholders.
(6)   Weighted average values determined as of April 1, 1999.

     The 1997 Stock Incentive Plan provides that option exercise prices may not be less than the fair market value (as defined in the plan) of the shares of Common Stock on the date of the grant. The aggregate fair market value (determined at the time an option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Any option issued under the 1997 Stock Incentive Plan will not be transferable by the holder thereof other than by will or the laws of descent and distribution by gifting for the benefit of descendants for estate planning purposes or pursuant to a certified domestic relations order and may be exercisable during such holder's lifetime only by the holder or by such holder's guardian, legal representative or permitted transferee.

     Option grants may be made to non-employee directors under the 1997 Stock Incentive Plan. The Compensation Committee selects the employees and officers to whom options will be granted and determines the terms of the options and the number of shares allocated to each such employee. The Committee may provide that options issued under the 1997 Stock Incentive Plan will be exercisable from time to time, in installments or otherwise, and may authorize the granting of such options upon such other terms and conditions and for such periods (up to 10 years from the date of the grant) as it may in its discretion determine. The exercise price for any option is payable in cash, personal check or shares already owned (at the fair market value on the date the option is exercised) or plan awards which the optionee has an immediate right to exercise. All options held by an optionee which have not become exercisable generally will be forfeited automatically if the optionee leaves employment for any reason other than a termination without Cause by the Company (as defined in the 1997 Stock Incentive Plan), unless provided otherwise in the award of such option. No option may be exercised more than six (6) months after the optionee terminates employment with the Company, except if an optionee dies or becomes completely disabled while an employee or officer, the optionee's vested options will be exercisable and remain outstanding for one year thereafter.

     The 1997 Stock Incentive Plan will be in effect until the tenth anniversary of its adoption. The Board of Directors may at any time amend, suspend or terminate the 1997 Stock Incentive Plan; provided, however, that without the consent of the shareholders, the Compensation Committee may not materially increase the maximum number of shares of Common Stock subject to Options or change the class of persons eligible to participate in the plan. No amendment, suspension or termination will affect awards previously granted without the consent of the optionee. Any options which had vested prior to a termination will remain exercisable by the holder thereof until their expiration date, unless forfeited earlier in accordance with their terms.

     In the event of a stock dividend, stock split or combination or other similar change in the number of issued shares of Common Stock, the Compensation Committee will make such adjustments to the 1997 Stock Incentive Plan with respect to the number of unpurchased shares of Common Stock subject to such plans, the number of shares of Common Stock subject to outstanding Options and the exercise price specified in outstanding Options as may be determined to be appropriate and equitable. Furthermore, the Compensation Committee may provide that, in the event of a merger, consolidation, reorganization, dissolution or sale or exchange of substantially all of the Company's assets, the Options outstanding will terminate, subject to adjustment by the Compensation Committee or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets.

     The Company also expects that additional Options will be granted under the 1997 Stock Incentive Plan if the Amendment is approved.

Federal Income Tax Consequences

     At this time the Company has not issued any ISO's under the 1997 Stock Option Plan. Under present law, upon the grant and exercise of an ISO under the 1997 Stock Incentive Plan, an optionee will not recognize taxable income for Federal income tax purposes. However, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the exercise price will be treated as an adjustment to taxable income for alternative minimum tax purposes. If the optionee does not dispose of the shares of Common Stock so acquired until more than one year after its receipt (and until more than two years after the ISO was granted), gain or loss recognized on the subsequent disposition of the shares of Common Stock will be treated as long-term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the shares of Common Stock are disposed of prior to those times, the optionee will recognize compensation income taxable as ordinary income for Federal income tax purposes in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price or (ii) the amount of gain recognized if the disposition is a taxable sale or exchange. To the extent individual optionees qualify for capital gain treatment, the Company (or the applicable employer company) will not be entitled to a deduction for Federal income tax purposes in connection with the grant or exercise of the ISO. In other cases, the Company (or the employer company) will be entitled to a Federal income tax deduction at the same time and in the same amount that the optionee recognizes compensation income taxable as ordinary income for Federal income tax purposes.

     Currently, the maximum tax rate imposed on the net long-term capital gains of individuals, trusts and estates is 20%. Notwithstanding the capital gains treatment described above, the amount by which the fair market value of the shares of Common Stock at the time of exercise exceeds the exercise price of an ISO will be treated as an adjustment to the optionee's taxable income for alternative minimum tax purposes. This adjustment to taxable income may be significant to an optionee. The optionee may be entitled to a credit against his or her regular tax liability in subsequent years for the amount of alternative minimum tax liability incurred in the year of exercise attributable to such adjustment. Moreover, solely for the purpose of determining alternative minimum tax liability, the basis of the shares of Common Stock will be increased by the amount of such adjustment.

     At this time all options granted under the 1997 Stock Incentive Plan are NQSOs. All options granted under the Non-Employee Director Stock Option Plan are NQSOs. Under present law, an optionee will not recognize taxable income for Federal income tax purposes upon the grant of an NQSO. Upon the exercise of an NQSO, the optionee will recognize compensation income taxable as ordinary income in an amount equal to the excess of the fair market value of the shares acquired, determined at the time of exercise, over the exercise price. The Company (or the applicable employer company) will be entitled to a Federal income tax deduction to the extent the optionee recognizes compensation income taxable as ordinary income for Federal income tax purposes. Special rules govern the recognition of income by optionees subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     For taxable years beginning on or after January 1, 1994, Section 162(m) of the Code provides that a publicly held corporation may not deduct compensation paid to any one of certain specified officers in excess of $1 million per year unless such compensation qualifies as "performance-based" compensation within the meaning of that Section. Therefore, if the aggregate taxable income recognized in any year by certain of the executive officers of the Company, including any income recognized upon the exercise of Options that do not qualify as "performance-based" and any bonuses, exceeds $1 million, the excess generally will not be deductible by the Company except to the extent that the excess qualifies as performance-based compensation.

     For financial accounting purposes, under GAAP as presently in effect, the grant or exercise of an Option under the Stock Incentive Plans will not result in a charge to the Company's net income because the exercise price will be at least the fair market value of the shares of Common Stock subject thereto at the date of grant.


PROPOSAL NO. 3:       APPROVAL OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR
                      STOCK OPTION PLAN

     The Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Company for the purpose of attracting and retaining non-employee directors. As originally adopted by the Board and approved by the shareholders in 1997, the Director Plan provided for the issuance of options with respect to up to 100,000 shares of Common Stock. In 1999, the Compensation Committee and the Board approved an amendment to the Director Plan (the "Director Plan Amendment"), subject to approval by the shareholders, that would increase the number of shares of Common Stock with respect to which options may be granted under the Director Plan to 150,000. As of April 1, 1999, the Board has granted 58,332 options with respect to the 100,000 shares of Common Stock presently covered by the Director Plan. The full text of the Director Plan Amendment is set forth in Exhibit A2 to this Proxy Statement. For a summary description of the Director Plan and options already granted thereunder, see "Summary of the Director Plan." The present members of the Board who are non-employees of the Company may benefit from the approval of the Director Plan Amendment to the extent they are entitled to receive options thereunder. The Board believes that the benefits received by the Company as a result of the incentives created by the Director Plan and the Director Plan Amendment and the ability of the Company to retain qualified individuals to serve as non-employee directors of the Company justify the approval of the Director Plan Amendment. Approval of the Director Plan Amendment will require the affirmative vote of the holders of a majority of the Common Stock in person or represented by proxy at the Annual Meeting.

     The  Board  recommends  a  vote  FOR  the  approval  of the  Director  Plan
Amendment.


             SUMMARY OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Director Plan was adopted to enable the Company, to attract and retain the services of non-employee directors considered essential to the success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

     The full text of the Director Plan Amendment is set forth in Exhibit A2 to this Proxy Statement. For additional information regarding the Director Plan and the other stock option plans adopted by the Company, see "Proposal No. 3:
Approval of the Amendment to the Non-Employee Director Stock Option Plan," "Proposal No. 2: Approval of the Amendment to the 1997 Stock Incentive Plan," and "Proposal No. 1: Election of Directors - Non-Employee Directors' Options."

     The Director Plan, as originally adopted, provided for the issuance of options with respect to up to 100,000 shares of Common Stock. In 1999, the Board approved an amendment to the Director Plan, subject to approval by the shareholders, which would increase the number of shares of Common Stock with respect to which options may be granted thereunder to 150,000.

     Pursuant to the Director Plan, non-employee directors of the Company may be offered the opportunity to acquire shares of Common Stock through the grant of stock options ("Options"). The Board of Directors may authorize the granting of such Options upon such terms and conditions and for such periods, up to ten years from the date of the grant, as it may in its discretion determine.

     As of April 1, 1999, options with respect to 58,332 shares of Common Stock have been granted pursuant to the Director Plan. The following table sets forth, as of April 1, 1999, certain information with respect to the options granted under the Director Plan. For additional information regarding such options, including the option term, see "Proposal No. 1: Election of Directors Non-Employee Directors Options."


                              Options Granted under the Non-Employee Director Stock Option Incentive Plan

                                                         No. of Shares                            Market
Name & Position                                         Underlying Options   Exercise Price     Value(1)
---------------                                         ------------------   --------------     --------
Charles J. Aschauer, Jr.
     Director                                                       13,333           $13.00      ($5.25)
Stanley Green
     Director                                                       18,333           $13.00      ($5.25)
Curtis S. Lane
     Directorr                                                      13,333           $13.00      ($5.25)
Terrence J. Quinn
     Director                                                       13,333           $13.00      ($5.25)

(1) Market value based on common stock per share basis, closing price on April 1, 1999 or $7.75 minus exercise price.

     The Director Plan provides that option exercise prices may not be less than the Fair Market Value (as defined in the plan) of the shares of Common Stock on the date of the grant. Any option issued under the Director Plan will not be transferable by the holder thereof other than by will or the laws of descent and distribution by gifting for the benefit of descendants for estate planning purposes or pursuant to a certified domestic relations order and may be exercisable during such holder's lifetime only by the holder or by such holder's guardian, legal representative or permitted transferee.

     Option grants may be made only to non-employee directors under the Director Plan. The Board of Directors of the Company, upon consultation with and upon the recommendation of the Chairman of the Board, selects the non-employee directors to whom options will be granted and determines the terms of the options and the number of shares allocated to each such non-employee director. The exercise price for any option is payable in cash, personal check or shares already owned (valued at the fair market value on the date the option is exercised) or plan awards which the optionee has an immediate right to exercise. In the event of death or "disability" of an optionee, or a "change of control" of the Company, options may become immediately and fully exercisable. All options held by an optionee which have not become exercisable generally will be forfeited automatically if the optionee ceases to be a director of the Company for any reason, unless provided otherwise in the award of such option. No option may be exercised more than six (6) months after the optionee ceases to be a director of the Company, except if an optionee dies or becomes completely disabled while a non-employee director, the optionee's vested options will be exercisable and remain outstanding for six (6) months thereafter.

     The Director Plan will be in effect until the tenth anniversary of its adoption. The Board of Directors may at any time amend, suspend or terminate the Director Plan. No amendment, suspension or termination will affect awards previously granted without the consent of the optionee. Any options which had vested prior to a termination will remain exercisable by the holder thereof until their expiration date, unless forfeited earlier in accordance with their terms.

     In the event of a stock dividend, stock split or combination or other similar change in the number of issued shares of Common Stock, the Board of Directors of the Company will make such adjustments to the Director Plan with respect to the number of unpurchased shares of Common Stock subject to such plans, the number of shares of Common Stock subject to outstanding Options and the exercise price specified in outstanding Options as may be determined to be appropriate and equitable. Furthermore, the Board of Directors of the Company may provide that, in the event of a merger, consolidation, reorganization, dissolution or sale or exchange of substantially all of the Company's assets, the Options outstanding will terminate, subject to adjustment by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets. In the event of a change of control, options may become immediately and fully exercisable at the discretion of the Board of Directors of the Company.

     The Company expects that additional Options will be granted under the Director Plan if the Director Plan Amendment is approved. See "Proposal No. 2:
Approval of the Amendment to the 1997 Stock Incentive Plan - Federal Income Tax Consequences for tax consequences applicable to options granted under the Non-Employee Director Stock Option Plan."


PROPOSAL NO. 4:    RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation by the Audit Committee, the Board of Directors has appointed KMPG LLP as independent auditors for the year ending December 31, 1999. The Company has been advised that KMPG LLP has no relationship with the Company or its subsidiaries other than that arising from their role as the Company's auditors.

     Representatives of KMPG LLP are expected to be present at the 1999 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for 1998.

     The Board recommends a vote FOR the appointment of KMPG LLP as auditor.


                DISCRETIONARY VOTING OF PROXIES IN OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

--------------------------------------------------------------------------------
                       SUBMISSION OF SHAREHOLDER PROPOSALS

     All proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its executive offices no later than the close of business on December 30, 1999 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.


Voting Procedures

     Under Delaware law and the Company's Certificate of Incorporation and By-laws, if a majority of the shares entitled to vote is present at the meeting in person or by proxy (i) the six nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors and (ii) proposals 2, 3 and 4, and (iii) any other matters submitted to a vote of the shareholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                             ADDITIONAL INFORMATION

     This solicitation is being made by the Company. All expenses of the Company in connection with solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers and other employees of the Company by telephone, telex, in person or otherwise, without additional compensation. The Company will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.


                                            By Order of the Board of Directors


                                                       /s/Martin E. Zimmerman
                                                        Martin E. Zimmerman
                                                     Chairman of the Board and
                                                      Chief Executive Officer

April 28, 1999

                                   EXHIBIT A-1

                               TO PROXY STATEMENT

                 TEXT OF AMENDMENT TO 1997 STOCK INCENTIVE PLAN

                      AMENDMENT NO. 1 TO LINC CAPITAL, INC.
                            1997 STOCK INCENTIVE PLAN



1. Purpose of the Amendment The LINC CAPITAL,  INC.,  1997 STOCK  INCENTIVE PLAN
   ------------------------
(hereinafter referred to as the "Plan") is intended to provide a means whereby Employees of LINC CAPITAL, INC., and its Related Corporations (the "Company") may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit certain Employees to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established in the Plan.

     The purpose of Amendment No. 1 to the Plan (the "Amendment") is to (a) increase the number of Shares that may be obtained by Employees under the Plan from Three Hundred Seventy-Five Thousand (375,000) Shares to One Million (1,00,000) Shares and (b) to increase the maximum number of Shares that may be granted to any one Employee pursuant to an award for any calendar year from a maximum of Fifty Thousand (50,000) Shares to a maximum of Seventy-Five Thousand (75,000) Shares.

2. Text of the Amendment All capitalized terms used in this Amendment shall have
   ---------------------
the same meaning as set forth in the Plan. Section 4 of the Plan captioned "Shares Subject To the Plan" is hereby amended by (a) deleting the reference to "Three Hundred Seventy-Five Thousand (375,000) Shares" in the first sentence and inserting the reference to "One Million (1,00,000) Shares" in its place and (b) deleting the reference to "Fifty Thousand (50,000) Shares" in the third sentence and inserting the reference to "Seventy-Five Thousand (75,000) Shares" in its place so that Section 4 of the Plan shall read in its entirety as follows:

         "4. Shares Subject to the Plan. The aggregate number of Shares that may
             ---------------------------
         be obtained by Employees under the Plan shall be "One Million (1,00,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, LINC Capital, Inc. shall at all times make available sufficient Shares to meet the requirements of the Plan. The maximum number of Shares that may be granted to any one Employee pursuant to an award for any calendar year may not exceed Seventy-Five Thousand (75,000) Shares. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and all applicable interpretive authority thereunder, any Shares subject to Options that are canceled or repriced. To the extent that an Option lapses or the rights of an Optionee terminate, any Shares subject to such Option shall again be made available for the grant of an Option to the extent permitted under Rule 16b-3."



3. Defined Terms in the Amendment All  capitalized  terms used in this Amendment
   ------------------------------
shall have the same meaning as set forth in the Plan.


4.  Effective  Date of the Amendment The Amendment  shall be come effective upon
    --------------------------------
approval of the shareholders of the Company by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter.

                                   EXHIBIT A-2

                               TO PROXY STATEMENT

         TEXT OF AMENDMENT TO NON - EMPLOYEE DIRECTOR STOCK OPTION PLAN

                      AMENDMENT NO. 1 TO LINC CAPITAL, INC.
                    NON - EMPLOYEE DIRECTOR STOCK OPTION PLAN



2. Purpose of the Amendment The LINC CAPITAL, INC.,  NON-EMPLOYEE DIRECTOR STOCK
   ------------------------
OPTION PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby Non-Employee Directors of LINC CAPITAL, INC., and its Related Corporations (the "Company") may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may permit certain Non-Employee Directors to acquire Shares or otherwise participate in the financial success of the Company, on the terms and conditions established under the Plan.

     The purpose of Amendment No. 1 to the Plan (the "Amendment") is to increase the number of Shares that may be obtained by Non-Employee Directors under the Plan from One Hundred Thousand (100,000) Shares to One Hundred Fifty Thousand (150,000) Shares.

2. Text of the Amendment All capitalized terms used in this Amendment shall have
   ---------------------
the same meaning as set forth in the Plan. Section 4 of the Plan captioned "Shares Subject To the Plan" is hereby amended by (a) deleting the reference to "One Hundred Thousand (100,000) Shares" in the first sentence and inserting the reference to "One Hundred Fifty Thousand (150,000) Shares" in its place so that
Section 4 of the Plan shall read in its entirety as follows

         "4. Shares Subject to the Plan. The aggregate number of Shares that may
             ---------------------------
         be obtained by Non-Employee Directors under the Plan shall be "One Hundred Fifty Thousand (150,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, LINC Capital, Inc. shall at all times make available sufficient Shares to meet the requirements of the Plan. To the extent that an Option lapses or the rights of an Optionee terminate, any Shares subject to such Option shall again be made available for the grant of an Option to the extent permitted under Rule 16b-3."


3. Defined Terms in the Amendment All capitalized terms used in this Amendment shall have the same meaning as set forth in the Plan.


4.  Effective  Date of the Amendment The Amendment  shall be come effective upon
    --------------------------------
approval of the shareholders of the Company by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter.

                               LINC CAPITAL, INC.

         Proxy is Solicited on Behalf of the Board of Directors for the
                         Annual Meeting of Stockholders
                                  May 26, 1999

       The undersigned does hereby appoint MARTIN E. ZIMMERMAN and ALLEN P. PALLES and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Common Stock of LINC Capital, Inc. ("LINC") to be held at The Swissotel, 323 East Wacker Drive, Chicago, Illinois, on Wednesday, May 26, 1999 at 10:00 A.M., Central Daylight Time, and at any and all adjournments or postponements thereof.








This proxy will be voted as specified below. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated on the reverse to vote in his discretion on other matters which may properly come before the meeting. The Board of Directors recommends a Vote FOR Items 1, 2, 3 and 4.

 1. ELECTION OF DIRECTORS



                                            For    Withhold   For All
    Martin E. Zimmerman, Robert E.          All      All      Except
    Laing, Allen P. Palles, Terrence J.     [_]      [_]        [_]
    Quinn,Curtis S. Lane, Stanley Green
    (Instruction: To withhold authority
    to vote for any nominee(s), write
    the name(s) of such nominee(s) below.

    -------------------------------------


  2.  PROPOSAL to approve an Amendment to   For    Withhold   For All
      the 1997 Stock Incentive Plan to      All      All      Except
      increase the number of shares         [_]      [_]        [_]
      available to 1,000,000 and to
      increase the maximum options
      grantable to any one person per
      year to 75,000 shares.


 3. PROPOSAL to approve an Amend-          For     Against     Abstain
    ment to the Non-Employee Director      [_]       [_]         [_]
    Stock Option Plan to increase the
    Number of shares available to
    150,000.


 4. PROPOSAL to ratify the selection of    For     Against     Abstain
    KPMG LLP to serve as to serve as       [_]       [_]         [_]
    the Company's independent
    auditors for 1999.

Receipt of the Notice of Annual Meeting of Stockholders and proxy statement is herby confirmed.

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary.

Date:___________________________________________________________________________

Signature:______________________________________________________________________

Signature, if held jointly:_____________________________________________________